Exhibit 10.2
MIVA, INC.
RESTRICTED STOCK UNIT AGREEMENT
Name of Participant (the “Participant”):
Date of Restricted Stock Unit Award:
Number of Restricted Stock Units:
This Restricted Stock Unit Agreement (the “Agreement”) is entered into as of the date set forth above (the “Award Date”) by and between MIVA, Inc., a Delaware corporation (the “Company”), and the Participant. Defined terms not explicitly defined in this Agreement shall have the same definitions as in the Plan.
* * * * *
WHEREAS, the Company has adopted the MIVA, Inc. 2006 Stock Award and Incentive Plan (the “Plan”) administered by a committee of the Company’s Board of Directors (the “Committee”); and
WHEREAS, pursuant to the Plan, as of the Award Date, the Company granted to Participant Restricted Stock Units as set forth above (the “RSUs”) and is executing this Agreement with Participant for the purpose of setting forth the terms and conditions of such RSUs;
NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the Company and Participant agree as follows:
1.	Grant of Restricted Stock Units.
The Company hereby confirms the grant of the RSUs to Participant as of the Award Date. Subject to the terms of this Agreement and the Plan, the RSUs granted under this Agreement shall vest during the period set forth in Section 2 below. As soon as administratively practicable following each Vesting Date (as defined in Section 2 below), the Company shall issue to Participant one (1) share of Stock free and clear of any vesting restrictions for each vested RSU, subject to and contingent upon certification by the Committee that the Performance Goal (as defined in Section 2 below) has been attained.

2.	Vesting of Restricted Stock Units.
The RSUs shall vest on the Vesting Date, as defined below, if the closing price of the Stock is at or above $4.00 per share for ten consecutive trading days (the “Performance Goal”). The Vesting Date shall be the day following achievement of the Performance Goal; provided, however, if the Performance Goal is met prior to June 30, 2008, the Vesting Date shall be June 30, 2008; and provided further, that no RSUs shall vest upon attainment of the Performance Goal unless Participant has been continuously employed by the Company from the Award Date until the date upon which the Performance Goal is attained.
3.	Termination of Employment/Change of Control.
(a) Except as expressly provided herein, Participant shall forfeit any unvested RSUs: (i) in the event of a Termination of Employment of Participant for any reason prior to attainment of the Performance Goal; and (ii) in the event of a Termination of Employment of Participant for Cause (as defined in Participant’s Employment Agreement with the Company as of  _____  , 200_) following attainment of the Performance Goal but prior to the Vesting Date. For the avoidance of doubt, in the event of a Termination of Employment of Participant other than for Cause following attainment of the Performance Goal but prior to the Vesting Date, the RSUs shall vest on the Vesting Date. For purposes of this Agreement, a “Termination of Employment” of Participant means the effective time when the employer-employee relationship between Participant and the Company terminates for any reason whatsoever. In determining the existence of continuous employment of Participant by the Company or the existence of an employer-employee relationship between Participant and the Company for purposes of this Agreement, the term “Company” shall include a subsidiary of the Company; and neither a transfer of Participant from the employ of the Company to the employ of a subsidiary nor the transfer of Participant from the employ of a subsidiary to the employ of the Company or another subsidiary shall be deemed to be a Termination of Employment of Participant. Notwithstanding anything herein to the contrary, in the event of a Termination of Employment of Participant by reason of Participant’s death following attainment of the Performance Goal but prior to the Vesting Date, the Vesting Date shall be deemed to occur as of the date of Participant’s death.
(b) Notwithstanding anything herein to the contrary: (i) in the event of a Change in Control (as defined in Section 9 of the Plan) of the Company prior to attainment of the Performance Goal, Participant shall forfeit any unvested RSUs, and (ii) in the event of a Change in Control (as defined in Section 9 of the Plan) of the Company following attainment of the Performance Goal but prior to the Vesting Date, the Vesting Date shall be deemed to occur as of the date of such Change in Control.
4.	Adjustments Upon the Occurrence of Certain Events.
In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, such substitutions or adjustments shall be made to the RSUs (or Stock underlying such award) subject to this Agreement in accordance with Section 11(c) of the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in its sole discretion; provided, however, that the number of shares of Stock covered by the RSUs shall always be a whole number.

5.	Representations of Participant.
Participant hereby represents and warrants to the Company as follows:
(a) Participant has full legal power, authority, and capacity to execute and deliver this Agreement and to perform Participant’s obligations under this Agreement; and this Agreement is a valid and binding obligation of Participant, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(b) Participant is aware of the public availability on the Internet at www.sec.gov of the Company’s periodic and other filings made with the United States Securities and Exchange Commission.
(c) Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Company, in its sole discretion, at any time; provided, however, that no such amendment may be made by the Board or Committee, as the case may be, which in any material respect, impairs the rights of Participant without Participant’s consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or to be in compliance with the provisions of Section 162(m). The grant of RSUs represents a one-time benefit and does not create any contractual right or other right to receive RSUs or benefits in lieu of RSUs in the future.
(d) Participant acknowledges and agrees that Participant’s participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation outside the scope of Participant’s employment contract, if any. The RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, service awards, pension, or retirement benefits or similar payments.
6.	Representations and Warranties of the Company.
The Company hereby represents and warrants to Participant as follows:
(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to grant the RSUs to Participant, and to perform its obligations under this Agreement.
(b) The execution and delivery of this Agreement by the Company have been duly and validly authorized; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(c) When issued to Participant as provided for in this Agreement, the shares covered by the RSUs will be duly and validly issued, fully paid, and non-assessable.

7.	Data Authorization.
Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 7. The Company, its subsidiaries and affiliates, and Participant’s employer hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock under the Plan, for the purpose of managing and administering the Plan (“Data”). The Company, its subsidiaries and/or affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company, its subsidiaries and/or affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere, such as the United States. Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired pursuant to the RSUs. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.
8.	Restriction on Sale or Transfer of Award Shares.
(a) The RSUs may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as provided in the Plan or this Agreement, from the Award Date until the Vesting Date applicable to such RSUs. Participant shall not have any rights of a stockholder of the Company with respect to the RSUs until shares of Stock have been issued.
(b) The RSUs shall not be subject to the debts, contracts, liabilities or torts of the person entitled to such RSUs. No Award hereunder shall be assignable or transferable by Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and shall be exercisable, during Participant’s lifetime, only by Participant or Participant’s guardian or legal representative. Any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of the RSUs contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.
9.	Withholding.
RSUs shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Stock (either through the surrender of already-owned shares of Stock that Participant has held for the period required to avoid a charge to the Company’s reported earnings or the withholding of shares of Stock otherwise issuable upon the exercise or payment of such award having a Fair Market Value (as defined in the Plan) equal to the required withholding) and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by Participant subject to Section 16(b) of the Securities Exchange Act of 1934 to pay his or her withholding tax in shares of Stock shall be subject to and must comply with Rule 16b-3 of the Securities Exchange Act of 1934.

10.	Application of Plan.
The relevant provisions of the Plan relating to Other Stock-Based Awards and the authority of the Committee under the Plan shall be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.
11.	General Provisions.
(a) Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which shall be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:
(i) if to Participant, addressed to Participant at Participant’s address shown on the stockholder records maintained by the Transfer Agent or at such other address as Participant may specify by written notice to the Transfer Agent, or
(ii) if to the Company, addressed to John Pisaris, General Counsel, 5220 Summerlin Commons Boulevard, Suite 500, Fort Myers, FL 33907.
Each such notice, request, consent, and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three (3) business days after deposit as described above. An address for purposes of this Section 11(a) may be changed by giving written notice of such change in the manner provided in this Section 11(a) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 11(a) shall be deemed to continue in effect for all purposes of this Agreement.
(b) Compliance With Law. The obligations of the Company with respect to this Agreement shall be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.
(c) Award Agreements. The Board or the Committee, as the case may be, may terminate this Agreement if it is not executed and returned to the Company within thirty (30) days after it has been delivered to Participant for his or her execution.

(d) No Right To Continued Employment. Nothing contained in the Plan or this Agreement shall be deemed to confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or any subsidiary, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment of any of its employees at any time, except as otherwise required by applicable law.
(e) Leave of Absence. A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a Termination of Employment. The RSUs granted hereunder shall not be affected by any change of employment, so long as the Participant continues to be an employee of the Company or any subsidiary.
(f) Severability. The Company and Participant agree that the provisions of this Agreement are reasonable and shall be binding and enforceable in accordance with its terms and, in any event, that the provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement for any reason shall be adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Participant agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.
(g) Successors. This Agreement is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.
(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.
(i) Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.
(j) Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Agreement, and all provisions of the Agreement shall be construed as if no captions had been used in the Agreement.
(k) Plan Provisions Control. In the event any provisions of this Agreement shall conflict with any term in the Plan, the term in the Plan shall control.
(l) No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any RSUs granted under the Plan, or any rule, regulation or procedure established by the Committee.
(m) Further Assurances. The Company and Participant agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The Company and Participant also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed this Restricted Stock Unit Agreement as of the Award Date.

COMPANY

By:

Title:

PARTICIPANT

[NAME]

Date: